UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7405 North Tamiami Trail
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act.

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.02           Unregistered Sales of Equity Securities

          Effective October 3, 2006, the approximately US$1.3 million in debentures related to Carbiz Inc.’s (the “Company”) debenture financing which closed on April 6, 2006 (the “Financing”) converted into 13,842,027 common shares, 14,472,753 class A common share purchase warrants and 7,236,355 class B common share purchase warrants (the “Conversion”). Each class A common share purchase warrant and each class B common share purchase warrant is exercisable for one common share until October 6, 2010 at an exercise price of Cdn$0.12 per common share. The Conversion occurred as a result of the quotation of the Company’s shares on the U.S. Over-The-Counter Bulletin Board and the delisting of the Company’s shares from the TSX Venture Exchange. The securities issued pursuant to the Conversion were issued in reliance upon the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), as the issuance involved the exchange of securities of the Company with existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

          Pursuant to the terms of the placement agent agreement (the “Placement Agent Agreement”) related to the Financing, the Company also issued as of October 3, 2006 438,100 common share purchase warrants, with each warrant exercisable for one common share until October 3, 2011 at an exercise price of Cdn$0.23, and 438,100 common share purchase warrants, with each warrant exercisable for one common share until October 3, 2011 at an exercise price of Cdn$0.22, to the agent involved in the Financing. The securities issued pursuant to the Placement Agent Agreement were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D (“Regulation D”) under the Securities Act with the agent being an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D.

          Finally, on August 31, 2006, the Company issued 200,000 common shares pursuant to the exercise of an option issued to consultant of the company. The securities issued pursuant to the exercise of the option were issued in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act, as the issuance did not involve any public offering.

          A copy of the press release dated October 6, 2006 announcing the Conversion and the issuance of securities pursuant to the Placement Agent Agreement is attached hereto as Exhibit 99.1.

Item 9.01           Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release dated October 6, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date:	October 6, 2006	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer